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Exhibit 99(c)(4)

I.	INTRODUCTION

Confidential – not for duplication.

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A.	LEGG MASON’S ENGAGEMENT

☐	Legg Mason Wood Walker, Incorporated (“Legg Mason”) has been engaged by the Independent Committee of the Board of Directors (“Board”) of Project Tigers (the “Company”) to provide valuation analysis and its opinion as to the fairness, from a financial point of view, to the holders of the Company’s common stock (other than holders who are participants in the transaction, the “Rollover Shareholders”) of the amount of consideration to be received by such holders in a proposal presented by the investor group (the “Investor Group”).

☐	This summary presentation is intended as an overview of our analysis of Project Tigers. It is comprised of the following sections:

•	Valuation Analysis:

– Comparable public company analysis

– Comparable M&A transactions analysis

– Discounted cash flow analysis

– Leveraged buyout analysis

– Comparable going private transactions analysis

Confidential — not for duplication.

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A.	LEGG MASON’S ENGAGEMENT

In connection with our review of the proposed Transaction, we have assumed and relied upon the accuracy and completeness of all financial information supplied to us by or on behalf of the management of the Company, and all publicly available information, and management’s assurance that they are unaware of any facts that would make the information provided to us misleading. We have not independently verified such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial projections (and the assumptions and bases thereof) provided to us, and we have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future operating performance of Project Tigers.

Our work is necessarily based upon information made available to us by Company management and economic and other conditions and circumstances as of September ___, 2003. The analysis which Legg Mason performed was based on the most recent financial information provided by the management of the Company. It is understood that subsequent developments may affect our analysis, and that we have no obligation to update, reissue or reaffirm our analysis.

This summary of information does not constitute an opinion and is provided for informational purposes only. We believe that our analysis should be considered as a whole, and that selecting portions of our analysis and of the factors considered by us, without considering all factors and analyses, could create a misleading view of the processes underlying our opinion. In our analysis, we made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company.

Further, we are not making a recommendation to the shareholders as to whether or not they should vote for or against the Transaction or seek their statutory dissenters’ rights in respect of the Transaction. Also, this analysis does not constitute a recommendation of the Transaction over any other alternative transaction (including the alternative not to effect the Transaction) that may be available to Project Tigers.

Confidential — not for duplication.

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B.	OVERVIEW OF PROJECT TIGERS

☐ The investment community’s view of Project Tigers:

•	Inconsistent financial performer

•	Market has not validated business model

•	Market capitalization limits institutional involvement

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B.	OVERVIEW OF PROJECT TIGERS

Project Tigers’ Stock Price
(Trailing 12 Months)

Confidential — not for duplication.

B.	OVERVIEW OF PROJECT TIGERS

☐ Based on a 12 month trading volume analysis, 90.6% of Project Tigers shares have traded below $5.00.

Note: Source: Bloomberg LP.

Confidential — not for duplication.

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B.	OVERVIEW OF PROJECT TIGERS

Historical and Projected Income Statements
($ in millions)

	Historical				Projected
	Years Ended December 31,			LTM	Years Ended December 31,
	2000	2001	2002	6/30/03	2003	2004	2005	2006	2007

Revenue	$131.6	$127.6	$127.8	$131.1	$133.1	$139.0	$145.9	$153.2	$160.9
% Growth	-1.1%	-3.1%	0.2%	2.6%	4.2%	4.4%	5.0%	5.0%	5.0%
Operating Expenses	128.8	125.3	125.1	128.1	130.3	133.8	140.0	146.3	152.9

Total Operating Income	2.8	2.2	2.7	3.0	2.8	5.1	5.9	6.9	7.9
Operating Ratio	97.8%	98.3%	97.9%	97.7%	97.9%	96.3%	95.9%	95.5%	95.1%
Net Interest Expense	3.9	2.7	1.8	1.4	1.2	1.4	1.4	1.4	1.5
Other Income	0.1	0.1	(0.1)	(0.1)	(0.1)	(0.0)	(0.0)	(0.0)	(0.0)

Income Before Income Taxes	(1.0)	(0.4)	0.9	1.5	1.6	3.7	4.5	5.4	6.5
Provision (Benefit) for Income Taxes	(0.0)	0.0	0.5	0.7	0.7	1.4	1.7	2.1	2.5

Net Income	$(1.0)	$(0.4)	$0.5	$0.8	$0.9	$2.3	$2.7	$3.3	$4.0

Additional Operating Data:
Depreciation & Amortization	$11.6	$12.3	$11.6	$11.3	$11.4	$12.1	$12.6	$13.0	$13.4
EBITDA	$14.4	$14.5	$14.3	$14.3	$14.2	$17.3	$18.5	$19.9	$21.3

Note: 2002-2007 projected income statements provided by Company management.

Confidential — not for duplication.

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B.	OVERVIEW OF PROJECT TIGERS

Historical Income Statements
($ in thousands, except per share data)

	Historical
	Years Ended December 31,
	1989	1990	1991	1992	1993	1994	1995	1996
Revenue	$30,808	$34,729	$35,860	$42,402	$50,340	$59,132	$61,866	$65,523
% Growth	NA	12.7%	3.3%	18.2%	18.7%	17.5%	4.6%	5.9%
Operating Expenses	28,752	31,906	33,096	38,957	46,044	53,860	57,765	62,873

Operating Income	$2,056	$2,823	$2,764	$3,445	$4,296	$5,272	$4,101	$2,650

Operating Ratio	93.3%	91.9%	92.3%	91.9%	91.5%	91.1%	93.4%	96.0%
Depreciation & Amortization (1)	$3,412	$3,689	$4,101	$4,792	$5,516	$6,451	$7,296	$9,261

EBITDA	$5,468	$6,512	$6,865	$8,237	$9,812	$11,724	$11,396	$11,912

Enterprise Value Calculation:
Number of Fully Diluted Shares (2)	3,040,000	3,011,429	3,013,333	3,025,641	3,000,000	3,523,677	3,823,000	3,726,496
Share Price on 12/31 (3)	$5.42	$5.42	$5.42	$5.42	$5.42	$9.75	$7.25	$7.00
Equity Value	$16,467	$16,312	$16,322	$16,389	$16,250	$34,356	$27,717	$26,085
Plus: Net Debt (4)	$9,814	$9,814	$9,814	$9,814	$9,814	$7,307	$11,837	$16,230

Enterprise Value	$26,280	$26,125	$26,136	$26,202	$26,064	$41,663	$39,553	$42,315

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Historical
							LTM
	1997	1998	1999	2000	2001	2002	6/30/03
Revenue	$77,215	$118,123	$133,137	$131,630	$127,560	$127,792	$131,149
% Growth	17.8%	53.0%	12.7%	-1.1%	-3.1%	0.2%	2.6%
Operating Expenses	72,124	110,797	124,920	128,796	125,340	125,054	128,134

Operating Income	$5,091	$7,327	$8,218	$2,834	$2,219	$2,738	$3,015

Operating Ratio	93.4%	93.8%	93.8%	97.8%	98.3%	97.9%	97.7%
Depreciation & Amortization (1)	$9,181	$10,320	$10,720	$11,611	$12,290	$11,605	$11,311

EBITDA	$14,272	$17,647	$18,937	$14,445	$14,509	$14,343	$14,326

Enterprise Value Calculation:
Number of Fully Diluted Shares (2)	3,726,591	4,090,175	3,507,311	3,096,292	2,829,614	2,788,234	2,837,684
Share Price on 12/31 (3)	$8.38	$6.25	$6.50	$2.38	$3.00	$3.75	$4.25
Equity Value	$31,210	$25,564	$22,798	$7,354	$8,489	$10,456	$12,060
Plus: Net Debt (4)	$21,749	$24,521	$47,927	$45,583	$36,965	$33,332	$29,975

Enterprise Value	$52,960	$50,085	$70,725	$52,937	$45,454	$43,788	$42,035

Note:

(1)	Deprecation and Amortization in FY 1989-1993 are from the Income Statement. For all subsequent periods, Depreciation and Amortization are from the Statement of Cash Flows.

(2)	Fully Diluted Shares in FY 1989-1992 are calculated by dividing Pro Forma Net Income by Pro Form a Net Income per Share.

(3)	Assumes Share Price on 12/31 in FY 1989-1993 is equal to average Share Price for all subsequent periods.

(4)	Assumes Net Debt in FY 1989-1992 is equal to Net Debt in FY 1993. Assumes Cash balance in FY 1989-1993 is equal to Cash balance in FY 1994.

Confidential — not for duplication.

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B.	OVERVIEW OF PROJECT TIGERS

Project Tigers’ Stock Price
(Since IPO)

Confidential — not for duplication.

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II.	VALUATION ANALYSIS

Confidential — not for duplication.

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A.	SUMMARY ANALYSIS

We utilized four approaches to estimate the value of Project Tigers, including: (i) Comparable Public Company Analysis; (ii) Comparable M&A Transactions Analysis; (iii) Discounted Cash Flow (“DCF”) Analysis; and (iv) Leveraged Buyout (“LBO”) Analysis. In addition, we analyzed comparable going private transactions from May 2000 to the present.

In this section, we discuss each analysis individually and derive implied share prices for Project Tigers based on each analysis.

Summary Valuation Analysis
($ in millions, except per share data)

Implied Enterprise Value
Analysis	Low	High
Comparable Public Company	$42.3	$71.1
Comparable M&A Transactions	$54.0	$81.0
Discounted Cash Flow	$51.9	$57.0
Leveraged Buyout	$48.3	$51.2
Median	$48.2	$76.0

Implied Equity Value
Analysis	Low	High
Comparable Public Company	$11.0	$39.8
Comparable M&A Transactions	$22.7	$49.7
Discounted Cash Flow	$20.7	$25.7
Leveraged Buyout	$17.0	$19.9
Median	$16.9	$44.7

Implied Share Price Value
Analysis	Low	High
Comparable Public Company	$3.89	$14.02
Comparable M&A Transactions	$8.01	$17.52
Discounted Cash Flow	$7.29	$9.06
Leveraged Buyout	$5.99	$7.01
Median	$6.64	$11.54

Note: In each valuation analysis we assumed that the number of diluted shares outstanding equals 2,837,684.

Confidential — not for duplication.

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B.	PURCHASE PRICE RATIO MATRIX

Enterprise Value Purchase Multiples Summary
($ in millions)

Implied Total Enterprise Value:
Implied Equity Value		$11.69	$15.27	$18.85	$22.43	$26.02	$29.60	$33.18	$36.76	$40.34
Plus: Net Debt (as of 06/30/03)		31.29	31.29	31.29	31.29	31.29	31.29	31.29	31.29	31.29

Implied Total Enterprise Value		$42.98	$46.56	$50.14	$53.72	$57.30	$60.89	$64.47	$68.05	$71.63
Enterprise Value as a Multiple of:
LTM 06/30/03 Revenues	$131.1	0.33x	0.36x	0.38x	0.41x	0.44x	0.46x	0.49x	0.52x	0.55x
FYE 2002A Revenues	$127.8	0.34x	0.36x	0.39x	0.42x	0.45x	0.48x	0.50x	0.53x	0.56x
FYE 2003E Revenues	$133.1	0.32x	0.35x	0.38x	0.40x	0.43x	0.46x	0.48x	0.51x	0.54x
FYE 2004E Revenues	$139.0	0.31x	0.34x	0.36x	0.39x	0.41x	0.44x	0.46x	0.49x	0.52x
LTM 06/30/03 EBITDA	$14.3	3.00x	3.25x	3.50x	3.75x	4.00x	4.25x	4.50x	4.75x	5.00x
FYE 2002A EBITDA	$14.3	3.00x	3.25x	3.50x	3.75x	4.00x	4.25x	4.49x	4.74x	4.99x
FYE 2003E EBITDA	$14.2	3.02x	3.28x	3.53x	3.78x	4.03x	4.28x	4.54x	4.79x	5.04x
FYE 2004E EBITDA	$17.3	2.49x	2.70x	2.91x	3.11x	3.32x	3.53x	3.74x	3.94x	4.15x
LTM 06/30/03 EBIT	$3.0	14.26x	15.44x	16.63x	17.82x	19.01x	20.20x	21.38x	22.57x	23.76x
FYE 2002A EBIT	$2.7	15.70x	17.00x	18.31x	19.62x	20.93x	22.24x	23.54x	24.85x	26.16x
FYE 2003E EBIT	$2.8	15.23x	16.50x	17.77x	19.04x	20.31x	21.58x	22.85x	24.11x	25.38x
FYE 2004E EBIT	$5.1	8.37x	9.07x	9.77x	10.46x	11.16x	11.86x	12.56x	13.25x	13.95x
LTM 06/30/03 Net Income	$0.8	53.41x	57.86x	62.31x	66.77x	71.22x	75.67x	80.12x	84.57x	89.02x
FYE 2002A Net Income	$0.5	90.59x	98.14x	105.69x	113.24x	120.79x	128.34x	135.88x	143.43x	150.98x
FYE 2003E Net Income	$0.9	48.11x	52.11x	56.12x	60.13x	64.14x	68.15x	72.16x	76.17x	80.18x
FYE 2004E Net Income	$2.3	18.70x	20.25x	21.81x	23.37x	24.93x	26.49x	28.04x	29.60x	31.16x

Confidential — not for duplication.

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C.	COMPARABLE PUBLIC COMPANY ANALYSIS

☐	A comparable public company analysis reviews, analyzes and compares publicly available financial data and stock market performance data of publicly traded companies in the same or similar business as the Company. We compared the performance of these selected public companies and their implied multiples to Project Tigers’ financial results. This analysis illustrates how financial markets may value businesses in the same economic and market environment based on varying financial performance

Confidential — not for duplication.

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C.	COMPARABLE PUBLIC COMPANY ANALYSIS

☐ We reviewed nine publicly traded truckload companies that we considered most comparable to Project Tigers.

•	We eliminated three potential comparable public companies — (1) Landstar System, Inc. (Nasdaq: LSTR); (2) Swift Transportation Co., Inc. (Nasdaq: SWFT); and (3) Werner Enterprises, Inc. (Nasdaq: WERN) — because of market capitalization and scope differences. All three excluded companies have a market capitalization greater than $1 billion. The rest of the comparable companies have market capitalizations under $110 million creating an illiquidity discount in trading multiples. Since Landstar, Swift and Werner are actively traded no discount is applied to their multiples. The three excluded companies also have a dense nationwide scope that does not fit Project Tigers’ scope.

•	While we determined that Boyd Bros. Transportation Inc. (Nasdaq: BOYD), Celadon Group, Inc. (Nasdaq: CLDN), Frozen Food Express Industries, Inc. (Nasdaq: FFEX), Smithway Motor Xpress, Inc. (Nasdaq: SMXC), Transport Corporation of America, Inc. (Nasdaq: TCAM) and USA Truck, Inc. (Nasdaq: USAK) were the most appropriate comparable public companies, there is no direct public comparable company for Project Tigers.

☐	The closest public comparable company is Smithway Motor Xpress, Inc. (Nasdaq: SMXC). This company, like Project Tigers, is characterized by:

•	Lack of research analyst coverage

•	Low trading volume

•	Small market capitalization

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C. COMPARABLE PUBLIC COMPANY ANALYSIS

Summary Comparison of Operating and Valuation Data for Selected Companies within the Trucking Industry
($ in millions, except per share data)

								Equity value as a multiple of
								CY EPS
		Price	Diluted	Market	Total	Cash &							Book
Company name (Ticker)	Rating	09/08/03	S/O	cap.	Debt(a)	equiv.	TEV(b)	2000A	2001A	2002A	2003E(c)	2004E(c)	value

Boyd Bros. Transportation (BOYD)	NR	5.58	2.7	15.1	31.5	0.2	46.4	NM	NM	32.8x	NA	NA	0.6x
Celadon Group (CLDN)	NR	11.55	7.9	91.7	69.6	0.7	160.6	NM	NM	31.2x	21.0x	12.0x	1.6x
Frozen Food Express Industries (FFEX)	NR	4.75	17.0	80.7	8.0	2.3	86.5	NM	NM	25.0x	NA	NA	1.0x
Smithway Motor Xpress (SMXC)	NR	1.21	3.8	4.7	41.1	30.4	15.3	NM	NM	NM	NA	NA	0.2x
Transport Corp. of America (TCAM)	NR	6.03	7.2	43.4	61.0	0.1	104.3	13.1x	NM	NM	NM	15.9x	0.7x
USA Truck (USAK)	NR	11.67	9.4	109.4	67.9	1.2	176.1	NM	NM	41.7x	28.5x	15.2x	1.5x
Min				4.7	8.0	0.1	15.3	13.1x	NM	25.0x	21.0x	12.0x	0.2x
Mean				57.5	46.5	5.8	98.2	13.1x	NM	32.7x	24.7x	14.3x	0.9x
Median				62.1	51.0	1.0	95.4	13.1x	NM	32.0x	24.7x	15.2x	0.9x
Max				109.4	69.6	30.4	176.1	13.1x	NM	41.7x	28.5x	15.9x	1.6x

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Enterprise value as a multiple of
	TTM	TTM	TTM	TTM	TTM	TTM	PEG
Company name (Ticker)	Revenue	EBITDA	EBIT	ROA	ROE	ROIC	ratio(d)

Boyd Bros. Transportation (BOYD)	0.4x	3.2x	15.4x	1.0%	3.1%	2.9%	NA
Celadon Group (CLDN)	0.4x	5.9x	12.6x	2.0%	6.3%	5.6%	1.00
Frozen Food Express Industries (FFEX)	0.2x	5.0x	31.5x	4.2%	7.5%	6.8%	NA
Smithway Motor Xpress (SMXC)	0.1x	1.7x	NM	-8.0%	-30.1%	-10.3%	NA
Transport Corp. of America (TCAM)	0.4x	3.9x	NM	-1.2%	-3.8%	0.4%	NA
USA Truck (USAK)	0.6x	4.6x	19.4x	1.3%	3.4%	2.5%	1.01
Min	0.1x	1.7x	12.6x	-8.0%	-30.1%	-10.3%	1.00
Mean	0.4x	4.1x	19.7x	-0.1%	-2.3%	1.3%	1.00
Median	0.4x	4.2x	17.4x	1.1%	3.3%	2.7%	1.00
Max	0.6x	5.9x	31.5x	4.2%	7.5%	6.8%	1.01

Note:

Source: Company data , First Call, and Legg Mason Research estimates.

(a)	Total Debt does not include capital leases.

(b)	Total Enterprise Value = Market Capitalization of Equity + Total Debt — Cash + Market Value of Minority Interest. Total debt does not included leases.

(c)	Legg Mason estimates for those rated and First Call mean estimates for unrated securities.

(d)	2004E P/E divided by First Call mean 3-5 year growth rate.

Excludes non-recurring items.

Calculations may vary due to rounding.

Confidential — not for duplication.

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C.	COMPARABLE PUBLIC COMPANY ANALYSIS

Comparable Public Company Analysis Summary – EBIT
($ in millions, except per share data)

	Low	High
Implied Enterprise Value	$42.3	$56.4
Implied Equity Value	$11.0	$25.1
Implied Share Price	$3.89	$8.86

Comparable Public Company Analysis Summary – EBITDA
($ in millions, except per share data)

	Low	High
Implied Enterprise Value	$42.6	$71.1
Implied Equity Value	$11.3	$39.8
Implied Share Price	$4.00	$14.02

Note:

Comparable Public Company Analysis based on a range of EBIT multiples between 15.0x to 20.0x and a range of EBITDA multiples between 3.0x to 5.0x.

Confidential — not for duplication.

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D.	COMPARABLE M&A TRANSACTIONS ANALYSIS

☐	A comparable M&A transactions analysis reviews and analyzes similar transactions, and the resulting implied enterprise value multiples, involving companies in the same or similar business as the Company. We utilized this analysis for Project Tigers, and we analyzed the acquisitions of publicly traded and privately held targets and applied the range of multiples of these transactions to the financial results of Project Tigers.

☐	In this analysis, we identified 20 comparable transactions. However, each of the transactions identified has characteristics that differentiate it from Project Tigers.

Confidential — not for duplication.

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D. COMPARABLE M&A TRANSACTIONS ANALYSIS

Comparison Multiples for Selected Transactions within the Trucking Industry
($ in millions, January 1, 1998 — August 31, 2003)

				Valuation		Target Company Parameters
Date	Target	Type of	Target	Equity	Enterprise	LTM	LTM	LTM	Book
Effective	Acquiror	Consideration	Status	Value	Value	Revenue	EBITDA	EBIT	Value
NA	Roadway Corp.	Cash &	Public	$956.4	$1,101.0	$3,251.4	$189.1	$111.1	$418.1
	acq. by Yellow Corp.	Stock
8/21/03	Highway Express, Inc.	NA	Private	NA	NA	$27.0	NA	NA	NA
	acq. by Celadon Group, Inc.
8/15/03	Ground Operations of Airborne, Inc.	Cash	Subsidiary	$1,005.0	NA	NA	NA	NA	NA
	acq. by DHL
7/30/03	Roadrunner Freight Systems Inc.	Cash	Private	NA	NA	NA	NA	NA	NA
	acq. by American Capital Strategies
1/24/03	Arnold Transportation Services	Cash	Subsidiary	$55.0	$55.0	$171.0	NA	NA	NA
	acq. by A Consortium of Investors
1/6/03	Service Transport, Inc.	Cash	Private	$28.0	$28.0	NA	NA	NA	NA
	acq. by American Capital Strategies Ltd.
11/30/01	Arnold Industries	Cash	Public	$548.0	$510.5	$450.7	$82.6	$49.8	$291.3
	acq. by Roadway Corporation
11/28/01	Motor Cargo Industries, Inc.	Cash &	Public	$83.1	$78.6	$138.6	$19.4	$10.7	$62.2
	acq. by Union Pacific Corporation	Stock
8/1/01	G.I. Trucking Company	Cash	Public	$40.0	$40.0	$139.4	$5.0	$0.8	$0.0
	acq. by A Consortium of Investors
7/2/01	MS Carriers, Inc.	Cash &	Public	$367.8	$615.5	$712.6	$106.6	$37.6	$218.6
	acq. by Swift Transportation	Stock
2/12/01	American Freightways Corporation	Cash &	Public	$935.4	$1,197.5	$1,352.6	$189.3	$126.9	$365.2
	acq. by FedEx Corp.	Stock
8/31/00	Trans-Consolidated, Inc.	Cash	Private	NA	NA	NA	NA	NA	NA
	acq. by C.H. Robinson Worldwide Inc.
7/6/00	KLLM Transport Services, Inc.	Cash	Public	$33.0	$80.0	$236.9	$20.1	$1.3	$50.0
	acq. by High Road Acquisition, Inc.
11/1/99	CARCO Carrier Corp.	Cash	Private	$8.1	$35.3	$66.7	$9.3	$1.0	$0.3
	acq. by USA Truck, Inc.
8/27/99	Mark VII, Inc.	Cash &	Public	$206.1	$206.0	$760.0	$20.5	$18.2	$47.1
	acq. by Ocean Group plc / MSAS Global	Stock
	Logistics Inc.
8/11/99	Zipp Express, Inc.	Cash	Private	$25.7	$34.6	$39.7	$6.6	$4.4	$8.3
	acq. by Celadon Group, Inc.
8/2/99	R&M Enterprises / MDR Cartage, Inc.	Cash &	Private	$26.1	$41.9	$45.1	$7.4	$2.6	$9.3
	/ BF Transportation, Inc.	Stock
	acq. by Transit Group, Inc.
8/2/99	Bestway Trucking, Inc.	Cash &	Private	$14.7	$45.8	$42.7	$9.0	$3.6	$4.7
	acq. by Transit Group, Inc.	Stock
7/8/99	Jevic Transportation, Inc.	Cash &	Public	$147.7	$187.0	$237.1	$33.4	$17.8	$77.9
	acq. by Yellow Corporation	Stock
1/27/98	Caliber System Inc.	Cash &	Public	$2,452.9	$2,174.2	$2,736.0	$191.8	$51.9	$490.9
	acq. by FedEx Corp.	Stock

			Equity Val. Mult. of:		Enterprise Value Multiple of:
Date	Target		Net	Book	LTM	LTM	LTM	Total
Effective	Acquiror		Income	Value	Revenues	EBITDA	EBIT	Assets
NA	Roadway Corp.		18.9x	2.3x	0.3x	5.8x	9.9x	0.9x
acq. by Yellow Corp.
8/21/03	Highway Express, Inc.		NA	NA	NA	NA	NA	NA
acq. by Celadon Group, Inc.
8/15/03	Ground Operations of Airborne, Inc.		NA	NA	NA	NA	NA	NA
acq. by DHL
7/30/03	Roadrunner Freight Systems Inc.		NA	NA	NA	NA	NA	NA
acq. by American Capital Strategies
1/24/03	Arnold Transportation Services		NA	NA	0.3x	NA	NA	NA
acq. by A Consortium of Investors
1/6/03	Service Transport, Inc.		NA	NA	NA	NA	NA	NA
acq. by American Capital Strategies Ltd.
11/30/01	Arnold Industries		15.5x	1.9x	1.1x	6.2x	10.2x	1.4x
acq. by Roadway Corporation
11/28/01	Motor Cargo Industries, Inc.		12.0x	1.3x	0.6x	4.0x	7.4x	0.9x
acq. by Union Pacific Corporation
8/1/01	G.I. Trucking Company		NA	NA	0.3x	8.0x	48.8x	0.8x
acq. by A Consortium of Investors
7/2/01	MS Carriers, Inc.		30.5x	1.7x	0.9x	5.8x	16.4x	1.0x
acq. by Swift Transportation
2/12/01	American Freightways Corporation		14.1x	2.6x	0.9x	6.3x	9.4x	1.4x
acq. by FedEx Corp.
8/31/00	Trans-Consolidated, Inc.		NA	NA	NA	NA	NA	NA
acq. by C.H. Robinson Worldwide Inc.
7/6/00	KLLM Transport Services, Inc.		NMF	0.7x	0.3x	4.0x	60.7x	0.6x
acq. by High Road Acquisition, Inc.
11/1/99	CARCO Carrier Corp.		NMF	26.5x	0.5x	3.8x	34.8x	0.8x
acq. by USA Truck, Inc.
8/27/99	Mark VII, Inc.		19.1x	4.4x	0.3x	10.0x	11.3x	1.7x
acq. by Ocean Group plc / MSAS Global Logistics Inc.
8/11/99	Zipp Express, Inc.		7.1x	3.1x	0.9x	5.3x	7.8x	1.6x
acq. by Celadon Group, Inc.
8/2/99	R&M Enterprises / MDR Cartage, Inc. /		18.5x	2.8x	0.9x	5.7x	15.9x	1.3x
BF Transportation, Inc.
acq. by Transit Group, Inc.
8/2/99	Bestway Trucking, Inc.		15.1x	3.1x	1.1x	5.1x	12.8x	1.1x
acq. by Transit Group, Inc.
7/8/99	Jevic Transportation, Inc.		15.3x	1.9x	0.8x	5.6x	10.5x	1.1x
acq. by Yellow Corporation
1/27/98	Caliber System Inc.		NMF	5.0x	0.8x	11.3x	41.9x	1.6x
acq. by FedEx Corp.
		Min	7.1x	0.7x	0.3x	3.8x	7.8x	0.6x
		Mean	13.6x	7.2x	0.7x	4.8x	26.4x	1.1x
		Median	15.1x	3.1x	0.7x	5.1x	15.9x	1.1x
		Max	18.5x	26.5x	1.1x	5.7x	60.7x	1.6x

Note:

Non-shaded transactions excluded from min, mean, median and max calculations.

Confidential — not for duplication.

-DRAFT-

D. COMPARABLE M&A TRANSACTIONS ANALYSIS

Project Tigers

Summary Business Descriptions for Selected M&A Transactions within the Trucking Industry

Date
Effective	Acquiror	Target
NA	Yellow Corp.	Roadway Corp.
	Yellow Corp. a holding company that, through wholly owned operating subsidiaries, offers its customers a wide range of asset and nonasset-based transportation services integrated by technology. The Company’s largest operating unit, Yellow Transportation, offers a full range of services for the movement of industrial, commercial, and retail goods. Yellow Transportation provides services by moving shipments through its regional, national and international networks of terminals, utilizing primarily ground transportation equipment that the Company owns or leases.	Roadway Corp. is a holding company with two primary operating entities, Roadway Express, Inc. (REX) and Roadway Next Day Corporation. REX is the primary operating subsidiary of the Company. REX and its subsidiaries provide long-haul less-than- truckload freight services on city-to-city routes (lanes) in North America, and on international lanes to and from North America.

8/21/03	Celadon Group, Inc.	Highway Express, Inc.
	Celadon Group, Inc. is a truckload carrier in North America. The Company provides and arranges for long-haul, point-to-point, time-sensitive and full-truckload transport of goods between the United States, Canada and Mexico. The principal types of freight transported include automotive parts, paper products, manufacturing parts, semi-finished products, textiles, appliances, retail and toys. Celadon delivers its services through a network of owned and leased tractors, and, to a lesser extent, independent owner-operators.	Highway Express is a truckload carrier based in Richmond, Virginia.

Confidential — not for duplication.

-DRAFT-

D. COMPARABLE M&A TRANSACTIONS ANALYSIS

Project Tigers

Summary Business Descriptions for Selected M&A Transactions within the Trucking
Industry

Date
Effective	Acquiror	Target
8/15/03	DHL	Airborne, Inc. — Ground Operations
	DHL is the world’s leading express and logistics company offering customers innovative and customized solutions from a single source. With global expertise in solutions, express, air and ocean freight and overland transport, DHL combines worldwide coverage with an in-depth understanding of local markets. DHL’s international network links over 120,000 destinations in more than 220 countries and territories, and employs 71,000 people, over 10,000 of which are based in the U.S. Total revenues in 2002 accounted for $1,046 million in the U.S., and approximately $5.8 billion worldwide. DHL is majority owned by Deutsche Post World Net.	Airborne, Inc. is the holding company for Airborne Express. Airborne offers total distribution solutions by providing customers time-sensitive delivery of documents, letters, small packages, and freight to virtually every U.S. ZIP code and more than 200 countries. Customers can select from a variety of services including same-day, next-morning, next-afternoon or second-day delivery, air freight, ocean service, and logistics management. Airborne employs over 22,000 people worldwide and achieved total revenues of $3,348 million in 2002.

7/30/03	American Capital Strategies	Roadrunner Freight Systems Inc.
	American Capital is a publicly traded buyout and mezzanine fund with capital resources of approximately $1.8 billion. American Capital is an equity partner in management and employee buyouts; invests in private equity sponsored buyouts, and provides capital directly to private and small public companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions and recapitalizations.	Roadrunner Freight Systems Inc. is an inter-regional freight services company that consolidates less-than-truckload shipments into full truckloads, minimizing the need for intermediate handling. The company operates a network of nine terminals in Milwaukee, Chicago, Dallas, Atlanta, Nashville, Charlotte, Los Angeles, Cincinnati and Cleveland, employs approximately 400 and has annual sales of over $125 million.

1/24/03	A Consortium of Investors	Arnold Transportation Services
	Group includes a management group led by Michael S. Walters, the unit’s president and chief executive officer and private equity firm, Jefferies Capital Partners.	Arnold Transportation Services is an irregular route and dedicated truckload motor carrier headquartered in Jacksonville, FL, specializing in short-haul regional operations. The Company utilizes over 800 company-owned tractors, 500 owner-operators and 4,200 trailers to provide service in the Northeast, Southeast, Midwest and Southwest regions of the United States.

Confidential — not for duplication.

-DRAFT-

D. COMPARABLE M&A TRANSACTIONS ANALYSIS

Project Tigers

Summary Business Descriptions for Selected M&A Transactions within the Trucking Industry

Date
Effective	Acquiror	Target
1/6/03	American Capital Strategies Ltd.	Service Transport, Inc.
	American Capital is a publicly traded buyout and mezzanine fund with capital resources of approximately $1.5 billion. American Capital is an equity partner in management and employee buyouts; invests in private equity sponsored buyouts, and provides capital directly to private middle-market and small public companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions and recapitalizations.	Headquartered in Cookeville, TN, Service Transport is one of the 50 largest regional LTL carriers in the United States. A family-owned company founded in 1979, Service Transport grew to encompass a network including 10 contiguous Midwest and Southeastern states plus service to Southern California. The Company has built a highly diversified customer base in a wide array of industries.

11/30/01	Roadway Corporation	Arnold Industries
	The Company is a holding company with two primary operating entities, Roadway Express, Inc. (REX) and Roadway Next Day Corporation. REX is the primary operating subsidiary of the Company. REX and its subsidiaries provide long-haul less-than-truckload freight services on city-to-city routes (lanes) in North America, and on international lanes to and from North America.	The Company assembles and delivers truckload and less than truckload shipments for contract customers.

11/28/01	Union Pacific Corporation	Motor Cargo Industries, Inc.
	The Company is comprised of three operating companies including the railroad, Overnite Transportation, a nationwide less-than-truckload carrier, and Fenix, a group of affiliated technology companies.	A less-than-truckload carrier that provides transportation and logistics services to shippers primarily in the western region of the United States.

8/1/01	A Consortium of Investors	G.I. Trucking Company
	Senior Management from G.I. and Estes Express Lines.	G.I. Trucking is one of the five largest Western states-based non-union regional LTL motor carrier. G.I. Trucking offers one to three-day regional service through a network of 33 terminals and 37 agent partners in 15 Western and Southwestern states including Hawaii and Alaska.

Confidential — not for duplication.

-DRAFT-

D. COMPARABLE M&A TRANSACTIONS ANALYSIS

Project Tigers

Summary Business Descriptions for Selected M&A Transactions within the Trucking Industry

Date
Effective	Acquiror	Target
7/2/01	Swift Transportation	MS Carriers, Inc.
	The largest publicly-held, truckload carrier in the United States. Swift operates primarily throughout the continental United States, combining strong regional operations with a transcontinental van operation. The principal types of freight transported by Swift include retail and discount department store merchandise, manufactured goods, paper products, non-perishable food, beverages and beverage containers and building materials.	A transportation company primarily engaged in the hauling of truckload shipments of general commodities throughout the United States and the provinces of Quebec and Ontario in Canada.

2/12/01	FedEx Corp.	American Freightways Corporation
	Comprised of a family of companies, providing transportation and logistics solutions for customers. The company provides express transportation, ground small-package delivery, surface expedited carrying service, contract logistics, and regional freight cars.	A scheduled for hire carrier of less-than-truckload shipments of general commodities.

8/30/00	C.H. Robinson Worldwide Inc.	Trans-Consolidated, Inc.
	C.H. Robinson Worldwide, Inc. (Robinson) is a third-party logistics company in North America. The Company is a global provider of multimodal transportation services and logistics solutions through a network of 139 offices in 40 states, as well as in Canada, Mexico, Europe and South America.	The firm is a third party logistics company specializing in refrigerated less than truckload services for perishable food manufacturers.

7/6/00	High Road Acquisition, Inc.	KLLM Transport Services, Inc.
	A company formed by the heads of KLLM Transport Services and Worldcom Inc.	Holding company with subsidiaries which transport truckload quantities of various commodities, specialize in temperature controlled shipments.

Confidential — not for duplication.

-DRAFT-

D. COMPARABLE M&A TRANSACTIONS ANALYSIS

Project Tigers

Summary Business Descriptions for Selected M&A Transactions within the Trucking Industry

Date
Effective	Acquiror	Target
11/1/99	USA Truck, Inc.	CARCO Carrier Corp.
	Medium-haul, common, and contract carrier.	Medium-haul, common, and contract carrier.

8/27/99	Ocean Group plc / MSAS Global Logistics Inc.	Mark VII, Inc.
	Engaged in the provision of transportation services.	Transporter of general products.

8/11/99	Celadon Group, Inc.	Zipp Express, Inc.
	Provides long-haul and truckload transportation and international freight services.	A major carrier to and from Mexico as well as strong business in the Midwest; operates roughly 270 tractors and 800 trailers.

8/2/99	Transit Group, Inc.	R&M Enterprises / MDR Cartage, Inc. / BF Transportation, Inc.
	Holding company that acquires and consolidates short, medium, and long haul trucking companies, principally truck carriers.	Three small carriers with a combined total of 467 tractors and 1088 trailers.

8/2/99	Transit Group, Inc.	Bestway Trucking, Inc.
	Holding company that acquires and consolidates short, medium, and long haul trucking companies, principally truck carriers.	A truckload common carrier operating a fleet consisting of 300 power units and 775 trailers. Concentrates on short hauls in the South, Northeast and Central U.S.

7/8/99	Yellow Corporation	Jevic Transportation, Inc.
	Operates through its subsidiaries which provide national, regional, and international less-than-truckload transportation.	Provides truck-load and less than truck-load shipping services.

1/27/98	FedEx Corp.	Caliber System Inc.
	Comprised of a family of companies, providing transportation and logistics solutions for customers. The company provides express transportation, ground small-package delivery, surface expedited carrying service, contract logistics, and regional freight cars.	Holding company with subsidiaries which provide common carrier interstate transportation services; provide contract logistics services; and operate terminals and hub facilities.

Confidential — not for duplication.

-DRAFT-

D. COMPARABLE M&A TRANSACTIONS ANALYSIS

Comparable M&A Transaction Analysis Summary – EBITDA
($ in millions, except per share data)

	Low	High
Implied Enterprise Value	$54.0	$81.0
Implied Equity Value	$22.7	$49.7
Implied Share Price	$8.01	$17.52

Note: Comparable M&A Transactions Analysis based on a range of EBITDA multiples between 3.8x to 5.7x.

Confidential — not for duplication.

-DRAFT-

E. DISCOUNTED CASH FLOW ANALYSIS

☐	A discounted cash flow analysis (“DCF”) derives the value for a company that is equal to the present value of its future free cash flows plus the present value of the terminal value. A DCF valuation focuses on the future effects of existing business strategies on cash flows and deals specifically with a number of key factors, including revenue growth, profitability, reinvestment in fixed assets and working capital and the payment of all debt.

☐	In order to derive the discount rate used in the DCF, we calculated the Company’s weighted average cost of capital (“WACC”). WACC is the calculation of a firm’s cost of capital that is determined by weighting each category of capital proportionately then adding them together. Included in the WACC calculation are all capital sources including: common stock, preferred stock, bonds, and any other long term debt.

Confidential — not for duplication.

-DRAFT-

E. DISCOUNTED CASH FLOW ANALYSIS

A. Weighted Average Cost of Capital (“WACC”) Assumptions

Capital Asset Pricing Model				Cost of Equity		Cost of Debt				WACC
			Small and Specific					After-Tax		Weighted Average Cost of
Risk-Free		Market Risk	Company	Cost of		Cost of	Tax	Cost of		Capital	Rounded
Rate(1)		Premium(3)	Premium(4)	Equity(5)	Equity	Debt(6)	Rate(7)	Debt	Debt	(WACC)	WACC
(Rf)	Beta(2)	(Rm-Rf)	(Rs)	(Re)	Weighting	(Rd)	(T)	(Rd+Pr)	Weighting	(Rc)	(Rc)
4.40%	1.25	8.20%	5.33%	19.98%	50.00%	9.40%	40.00%	5.64%	50.00%	12.81%	13.00%

(1)	Represents the U.S. Govt 10-year Treasury bond as of September 8, 2003.

(2)	Assumes 1.25 Beta.

(3)	Source: Ibbotson Associates: Stocks, Bonds, Bills and Inflation: Yearbook 2002.

(4)	Source: Ibbotson Associates: Micro capitalization size premium (10th decile).

(5)	Derived through calculation of CAPM. Rf + Beta*(Rm — Rf) + Rs.

(6)	Represents the U.S Govt 10-Year Treasury bond plus average Industrial B3 and BB3 10-Year spread as of September 8, 2003.

(7)	Assumes a 40% tax rate.

B. WACC Calculation

Cost of Equity	19.98%
Weight	50.00%

After-Tax Cost of Debt	5.64%
Weight	50.00%

Weighted Average Cost of Capital (WACC)	12.81%
WACC — Rounded	13.00%

Confidential — not for duplication.

-DRAFT-

E. DISCOUNTED CASH FLOW ANALYSIS

($ in millions)

A. Firm Value Assumption:

EBITDA	3.25	x
Terminal Multiples:	3.50	x
	3.75	x
Discount Rates:	12.0%
	13.0%
	14.0%

B. Capitalization (Year 0):

Short-term Debt	$15.95
Long-term Debt	15.58
Preferred Stock	—
Minority Interest	—

Total Debt	31.53
Less Cash & Equivalents	0.24

Net Debt:	$31.29

C. Other Assumptions:

Tax Rate:	40.00%
Initial Year	2003
Fiscal Year-Ended:	December 31

($ in millions)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
CASH PROVIDED BY OPERATIONS:	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Adjusted Operating Income Before Amortization (EBITA)	$2.9	$6.1	$7.4	$8.7	$10.0	$11.2	$12.0	$12.7	$13.4	$14.2
Cash Taxes @ 40.0%	(0.3)	(1.7)	(2.3)	(2.8)	(3.4)	(4.0)	(4.4)	(4.8)	(5.2)	(5.6)

Unlevered Net Income	2.5	4.4	5.2	5.9	6.6	7.1	7.5	7.9	8.3	8.6
+ Depreciation	11.4	11.1	11.1	11.2	11.3	11.6	12.0	12.4	13.0	13.5
+ Change in Deferred Taxes	(0.0)	—	—	(0.0)	—	—	0.0	0.0	0.1	0.2
- Net Additions to Property, Plant and Equipment	(7.5)	(16.7)	(10.9)	(11.5)	(12.1)	(13.2)	(13.8)	(14.5)	(15.6)	(16.4)
- Net Change in Non-cash Working Capital	(0.2)	(0.3)	(0.3)	(0.3)	(0.3)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)

Total Cash Flow Provided By Operations	$6.1	($1.4)	$5.0	$5.2	$5.5	$5.2	$5.3	$5.4	$5.3	$5.5

Confidential — not for duplication.

-DRAFT-

E. DISCOUNTED CASH FLOW ANALYSIS

Net Present Value Analysis Summary
($ in millions)

A. Five Year Net Present Value Analysis					B. Ten Year Net Present Value Analysis
			Enterprise	Equity				Enterprise	Equity
			Value	Value				Value	Value
		Net Present Value @ 12.0%	$53.6	$22.3			Net Present Value @ 12.0%	$54.2	$22.9
3.25x	EBITDA	Net Present Value @ 13.0%	$51.5	$20.2	3.25x	EBITDA	Net Present Value @ 13.0%	$50.7	$19.4
		Net Present Value @ 14.0%	$49.6	$18.3			Net Present Value @ 14.0%	$47.4	$16.1
		Net Present Value @ 12.0%	$56.6	$25.3			Net Present Value @ 12.0%	$56.5	$25.2
3.50x	EBITDA	Net Present Value @ 13.0%	$54.4	$23.1	3.50x	EBITDA	Net Present Value @ 13.0%	$52.7	$21.4
		Net Present Value @ 14.0%	$52.3	$21.0			Net Present Value @ 14.0%	$49.3	$18.0
		Net Present Value @ 12.0%	$59.7	$28.4			Net Present Value @ 12.0%	$58.7	$27.4
3.75x	EBITDA	Net Present Value @ 13.0%	$57.3	$26.0	3.75x	EBITDA	Net Present Value @ 13.0%	$54.7	$23.4
		Net Present Value @ 14.0%	$55.1	$23.8			Net Present Value @ 14.0%	$51.1	$19.8

Confidential — not for duplication.

-DRAFT-

E. DISCOUNTED CASH FLOW ANALYSIS

Sensitivity Analysis Summary
($ in millions)

A. Five Year Sensitivity Analysis

Enterprise Value

Terminal Value Multiples of EBITDA

		3.25x	3.38x	3.50x	3.63x	3.75x
	12.0%	$53.6	$55.1	$56.6	$58.1	$59.7
	12.5%	$52.6	$54.0	$55.5	$57.0	$58.5
Discount	13.0%	$51.5	$53.0	$54.4	$55.9	$57.3
Rate	13.5%	$50.5	$51.9	$53.4	$54.8	$56.2
	14.0%	$49.6	$50.9	$52.3	$53.7	$55.1

Implied Equity Value

Terminal Value Multiples of EBITDA

		3.25x	3.38x	3.50x	3.63x	3.75x
	12.0%	$22.3	$23.8	$25.3	$26.9	$28.4
	12.5%	$21.3	$22.7	$24.2	$25.7	$27.2
Discount	13.0%	$20.2	$21.7	$23.1	$24.6	$26.0
Rate	13.5%	$19.2	$20.7	$22.1	$23.5	$24.9
	14.0%	$18.3	$19.6	$21.0	$22.4	$23.8

B. Ten Year Sensitivity Analysis

Enterprise Value

Terminal Value Multiples of EBITDA

		3.25x	3.38x	3.50x	3.63x	3.75x
	12.0%	$54.2	$55.3	$56.5	$57.6	$58.7
	12.5%	$52.4	$53.5	$54.5	$55.6	$56.7
Discount	13.0%	$50.7	$51.7	$52.7	$53.7	$54.7
Rate	13.5%	$49.0	$50.0	$50.9	$51.9	$52.9
	14.0%	$47.4	$48.3	$49.3	$50.2	$51.1

Implied Equity Value

Terminal Value Multiples of EBITDA

		3.25x	3.38x	3.50x	3.63x	3.75x
	12.0%	$22.9	$24.1	$25.2	$26.3	$27.4
	12.5%	$21.1	$22.2	$23.2	$24.3	$25.4
Discount	13.0%	$19.4	$20.4	$21.4	$22.4	$23.4
Rate	13.5%	$17.7	$18.7	$19.6	$20.6	$21.6
	14.0%	$16.1	$17.0	$18.0	$18.9	$19.8

Confidential — not for duplication.

-DRAFT-

E. DISCOUNTED CASH FLOW ANALYSIS

Discounted Cash Flow Analysis Summary
($ in millions, except per share data)

	Low	High
Implied Enterprise Value	$51.9	$57.0
Implied Equity Value	$20.7	$25.7
Implied Share Price	$7.29	$9.06

Note:

Data relies on Company projections.

Discounted Cash Flow Analysis included, but were not limited to the following assumptions: (a.) range of discount rates from 12.0% to 14.0% and (b.) range of EBITDA multiples of 3.25x to 3.75x.

Confidential — not for duplication.

-DRAFT-

F. LEVERAGED BUYOUT ANALYSIS

☐ A leveraged buyout analysis (“LBO”) is a means of establishing the value of a company assuming that it was purchased by a financial buyer. An LBO analysis involves the acquisition or recapitalization of a company financed primarily by incurring debt that is serviced by the post-LBO operating cash flow of the company. We utilized the LBO analysis to value Project Tigers.

Confidential — not for duplication.

-DRAFT-

F. LEVERAGED BUYOUT ANALYSIS

Sources and Uses and Transaction Multiples Summaries
($ in millions)

A. Sources and Uses of Funds

Sources of Funds

	Amount	% Capitaliz.	Rate
Target Cash Available	$0.2
Minimum Cash to Be Held	0.1

Excess Cash Available	$0.1
Assumed Target Debt	$31.5	60.9%	4.56%
Senior Notes	7.0	13.5%	9.40%
Common Equity: Sponsor A	1.3	2.5%
Roll-over of Existing Equity	11.9	23.0%

Total Capitalization	$51.7	100.0%

Total Sources	$51.9

Uses of Funds

New Equity Financed Purchase	$1.3
Company Financed Purchase	6.6
Roll-over of Existing Equity	11.9
Assumed Target Debt	31.5
Transaction Expenses @ 2.5%	0.5

Total Uses	$51.9

B. Leveraged Buyout Assumptions

Total Value of Equity	$19.9
% Shares Repurchased	40.0%

Total Value of Repurchase	$7.9
New Equity Financed	1.3

Company Financed	$6.6
Value of Options & Warrants	—
Total Company Financed	$6.6

C. Transaction Multiples (including fees)

	2002	2003
Revenue	0.40x	0.39x
EBITDA	3.6x	3.6x
EBIT	18.9x	18.8x

Confidential — not for duplication.

-DRAFT-

F. LEVERAGED BUYOUT ANALYSIS

Financial and Leverage Assumptions and Return Summaries
($ in millions)

A. Summary Financial and Leverage Assumptions

					Net Working				Total Debt /
	Revenues	% Growth	EBITDA	% Margin	Capital	% Sales	CapEx	% Sales	EBITDA
Year 0 - 2002	$127.8	0.2%	$14.3	11.2%	$5.7	4.5%	$8.0	6.2%	2.7x

Year 1 - 2003	133.1	4.2%	14.2	10.7%	6.0	4.5%	7.5	5.7%	2.4x
Year 2 - 2004	139.0	4.4%	17.3	12.4%	6.2	4.5%	16.7	12.0%	2.2x
Year 3 - 2005	145.9	5.0%	18.5	12.7%	6.6	4.5%	10.9	7.5%	1.8x

Year 4 - 2006	153.2	5.0%	19.9	13.0%	6.9	4.5%	11.5	7.5%	1.5x
Year 5 - 2007	160.9	5.0%	21.3	13.3%	7.2	4.5%	12.1	7.5%	1.2x

Year 6 - 2008	168.9	5.0%	22.8	13.5%	7.6	4.5%	13.2	7.8%	1.0x
Year 7 - 2009	177.4	5.0%	23.9	13.5%	8.0	4.5%	13.8	7.8%	0.7x

Year 8 - 2010	186.2	5.0%	25.1	13.5%	8.4	4.5%	14.5	7.8%	0.5x
Year 9 - 2011	195.6	5.0%	26.4	13.5%	8.8	4.5%	15.6	8.0%	0.3x
Year 10 - 2012	205.3	5.0%	27.7	13.5%	9.2	4.5%	16.4	8.0%	0.1x

B. Summary Returns

	Year 3 Exit						Year 5 Exit						Year 7 Exit
Terminal Multiple of EBITDA	3.25x		3.50x		3.75x		3.25x		3.50x		3.75x		3.25x		3.50x		3.75x
Implied Forward EBITDA	3.03	x	3.26	x	3.49	x	3.04	x	3.27	x	3.51	x	3.10	x	3.33	x	3.57	x
Sponsor A IRR	25.5%		32.5%		38.9%		26.7%		29.7%		32.4%		24.2%		25.9%		27.4%

Confidential — not for duplication.

-DRAFT-

F. LEVERAGED BUYOUT ANALYSIS

Leveraged Buyout Analysis Summary
($ in millions, except per share data)

	Low	High
Implied Enterprise Value	$48.3	$51.2
Implied Equity Value	$17.0	$19.9
Implied Share Price	$5.99	$7.01

Note:

Data relies on Company projections.

Leveraged Buyout Analysis included, but were not limited to the following assumptions (a.) minimum return to financial sponsor of 30.0%; (b.) range of EBITDA multiples of 3.4x to 3.6x; and (c.) total debt to EBITDA not to exceed 2.70x.

Confidential — not for duplication.

-DRAFT-

G. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS

Comparable Going Private Premiums Paid Implied Valuation
(Includes Completed Going Private transactions, January 2001 to Current with Premia between 0% — 100%)

($ in millions)

				Parameters			Premium Paid
Announcement	Completion			Market	Enterprise	LTM
Date	Date	Acquiror	Target	Value	Value	Revenue	1 Day	1 Week	1 Month
06/05/03	08/08/03	Battery Ventures VI LP	Made2Manage Systems Inc	$30.4	$13.9	$30.1	31.9%	38.5%	33.5%
05/28/03	08/19/03	Randeep Grewal	GREKA Energy Corp	32.4	90.7	32.3	44.4%	41.0%	51.9%
05/13/03	08/15/03	Investor Group	Packaged Ice Inc	75.6	440.4	235.4	50.0%	50.7%	82.6%
04/16/03	07/03/03	Investor Group	Lillian Vernon Corp	60.9	37.0	238.0	69.0%	71.1%	68.6%
03/24/03	06/18/03	Management Group	The Judge Group Inc	14.2	15.3	80.8	50.0%	41.9%	50.0%
03/13/03	07/18/03	CIVCO Holding Inc	Colorado MEDtech Inc	64.6	56.9	54.9	48.9%	56.7%	53.3%
03/03/03	05/01/03	Kinkos Inc	ImageX Inc	16.1	3.9	34.9	15.0%	21.1%	21.1%
02/21/03	05/05/03	Oaktree Capital Management LLC	Acorn Products Inc	16.7	38.5	91.2	20.7%	6.3%	21.2%
02/18/03	07/23/03	CB Richard Ellis Inc	Insignia Financial Group Inc	280.3	315.3	735.6	16.1%	18.0%	24.5%
01/31/03	03/18/03	BayCorp Holdings Ltd	BayCorp Holdings Ltd	125.6	NA	48.8	12.1%	12.1%	18.6%
01/22/03	03/31/03	GTG Acquisition Corp	Resonate Inc	53.5	NA	12.5	5.0%	3.8%	8.0%
12/24/02	03/26/03	Phillips Edison Ltd	Aegis Realty Inc	93.0	159.1	26.3	7.2%	6.4%	7.2%
12/09/02	03/27/03	Amy Acquisition Corp	AmeriPath Inc	667.6	751.1	466.2	29.2%	26.3%	44.5%
11/12/02	12/19/02	Berwind Co LLC	Hunt Corp	115.2	112.8	132.3	32.3%	31.2%	37.4%
11/11/02	03/18/03	Investor Group	CoorsTek Inc	305.3	356.0	334.4	68.6%	60.4%	86.4%
10/11/02	02/28/03	Investor Group	Landair Corp	96.2	99.4	102.5	25.0%	31.0%	26.2%
10/01/02	02/07/03	Kelso & Co	BWAY Corp	186.0	266.5	527.6	43.9%	44.9%	38.9%
09/26/02	01/15/03	CHL Holdings Corp	Interstate Natl Dealer Svcs	25.0	0.4	60.9	9.7%	8.1%	9.1%
09/24/02	04/23/03	Prometheus Assisted Living LLC	ARV Assisted Living Inc	68.8	161.0	158.4	23.5%	26.0%	28.0%

Note:

Source: SDC, Bloomberg LP and company filings.

Confidential — not for duplication.

-DRAFT-

G. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS

Comparable Going Private Premiums Paid Implied Valuation
(Includes Completed Going Private transactions, January 2001 to Current with Premia between 0% — 100%)
($ in millions)

				Parameters			Premium Paid
Announcement	Completion			Market	Enterprise	LTM
Date	Date	Acquiror	Target	Value	Value	Revenue	1 Day	1 Week	1 Month
09/23/02	03/28/03	David H Murdock	Dole Food Co Inc	$1,920.4	$2,375.3	$4,211.6	36.8%	32.7%	18.0%
09/19/02	03/17/03	MASB Inc	Viador Inc	3.9	2.4	5.3	50.0%	50.0%	7.1%
09/06/02	01/02/03	Investor Group	Disc Graphics Inc	10.1	21.6	49.5	73.3%	65.5%	51.7%
09/03/02	05/30/03	Sandata Acquisition Corp	Sandata Technologies Inc	4.9	6.5	17.2	21.6%	21.6%	39.0%
08/07/02	07/29/03	Douglas H Miller	Exco Resources Inc	238.2	418.5	55.9	10.7%	12.6%	11.8%
07/26/02	02/28/03	Samuel J Heyman	International Specialty Prods	674.9	1,074.1	834.3	4.3%	1.7%	33.8%
06/12/02	11/15/02	Cornerstone Equity Investors	Vestcom International Inc	58.7	76.1	153.8	50.6%	64.5%	78.6%
06/11/02	07/23/02	Intellimark Holdings Inc	Technisource Inc	42.8	30.0	134.8	43.4%	48.1%	73.9%
04/18/02	02/21/03	Investor Group	Partsbase Inc	21.1	NA	6.8	36.4%	44.2%	94.8%
04/13/02	01/09/03	Investor Group	Nortek Inc	563.6	1,547.0	1,959.8	23.0%	28.9%	21.4%
04/11/02	07/31/02	Investor Group	Herbalife International Inc	726.7	529.7	1,040.2	26.8%	30.6%	37.5%
02/20/02	03/22/02	SCC Contracting Inc	Sevenson Environmental Svcs	169.9	166.5	124.9	18.9%	18.9%	18.9%
02/14/02	07/26/02	Investor Group	dick clark productions inc	150.4	132.2	61.5	30.8%	47.4%	47.4%
02/13/02	05/15/02	Investor Group	Deltek Systems Inc	111.5	92.6	92.8	18.4%	28.6%	41.9%
02/01/02	04/13/02	Ironbridge Acquisition Corp	Pitt-Des Moines Inc	272.2	79.9	143.5	7.6%	8.8%	10.9%
01/22/02	03/06/02	Rottlund Co Inc	Rottlund Co Inc	53.6	96.9	261.4	18.1%	27.1%	32.8%
12/18/01	02/28/02	Preserver Group Inc	Preserver Group Inc	16.5	23.6	99.2	36.0%	45.7%	29.2%
11/16/01	03/04/02	Ernest C Garcia II	Ugly Duckling Corp	43.4	464.2	448.6	41.8%	42.9%	38.4%
11/06/01	02/11/02	Investor Group	Leapnet Inc	10.9	10.5	35.6	5.7%	5.7%	33.1%

Note:

Source: SDC, Bloomberg LP and company filings.

Confidential — not for duplication.

-DRAFT-

G. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS

Comparable Going Private Premiums Paid Implied Valuation
(Includes Completed Going Private transactions, January 2001 to Current with Premia between 0% — 100%)
($ in millions)

				Parameters			Premium Paid
Announcement	Completion			Market	Enterprise	LTM
Date	Date	Acquiror	Target	Value	Value	Revenue	1 Day	1 Week	1 Month
10/29/01	12/07/01	CalWest Industrial Ppty	Cabot Industrial Trust	$993.9	$1,896.6	$231.9	20.3%	18.5%	15.7%
10/25/01	05/31/02	SG Merger Corp	Ecometry Corp	33.7	NA	28.9	93.3%	81.3%	93.3%
10/08/01	01/24/02	Investor Group	Blimpie International Inc	27.1	18.3	30.1	86.7%	90.5%	62.8%
10/01/01	02/13/02	Investor Group	NCH Corp	280.4	262.5	672.8	34.0%	33.6%	18.8%
09/10/01	02/11/02	Investor Group	American Coin Merchandising	59.0	106.0	136.7	42.6%	45.5%	39.3%
08/09/01	01/03/02	Ameris Acquisition Inc	Children’s Comprehensive Svcs	44.2	63.1	131.7	39.9%	31.9%	36.4%
08/01/01	01/18/02	Dwain Neumann	National Home Centers Inc	10.0	25.2	100.6	62.2%	55.2%	71.4%
07/24/01	11/04/01	Investor Group	EA Engineering Science Tech	10.3	12.3	44.3	50.9%	44.1%	44.1%
07/03/01	12/31/01	Investor Group	Electronic Retailing Sys Intl	5.6	21.8	5.1	85.7%	85.7%	52.9%
06/11/01	02/22/02	Gameco Inc	Colonial Holdings Inc	36.1	36.3	30.9	75.0%	55.6%	49.3%
06/06/01	12/13/01	Liberty Mutual Insurance Co	Liberty Financial Cos Inc	1,669.1	421.1	1,005.0	24.8%	40.1%	40.4%
05/30/01	09/06/01	Bacou SA	Bacou USA Inc	515.5	571.9	322.3	21.8%	17.3%	11.3%
05/22/01	12/21/01	Investor Group	Quizno’s Corp	26.0	53.4	48.7	28.4%	30.1%	28.7%
05/17/01	09/28/01	SIRSI Corp	Data Research Associates Inc	50.0	40.9	27.7	86.1%	86.1%	87.4%
04/27/01	02/22/02	Gameco Inc	Black Hawk Gaming & Dvlp Co	53.2	106.5	95.0	16.7%	22.1%	34.3%
03/23/01	08/31/01	Investor Group	PJ America Inc	37.8	37.8	115.2	32.1%	52.2%	34.6%
03/13/01	06/04/01	Investor Group	Roy F Weston Inc	59.2	58.3	270.3	7.1%	11.6%	13.1%
02/20/01	09/06/01	Investor Group	Springs Industries Inc	841.6	1,221.2	2,252.3	27.4%	22.7%	33.3%
02/15/01	05/14/01	Investor Group	VICORP Restaurants Inc	178.5	178.0	372.0	35.9%	34.6%	50.9%

Note:

Source: SDC, Bloomberg LP and company filings.

Confidential — not for duplication.

-DRAFT-

G. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS

Comparable Going Private Premiums Paid Implied Valuation
(Includes Completed Going Private transactions, January 2001 to Current with Premia between 0% — 100%)
($ in millions)

				Parameters			Premium Paid
Announcement	Completion			Market	Enterprise	LTM
Date	Date	Acquiror	Target	Value	Value	Revenue	1 Day	1 Week	1 Month
01/24/01	03/25/02	Investor Group	NextHealth Inc	$73.2	$67.9	$42.9	31.6%	33.8%	68.2%
12/22/00	04/10/01	Investor Group	Michael Foods Inc	569.3	767.9	1,067.1	10.2%	11.5%	10.7%
12/16/00	03/07/01	Rosemore Inc	Crown Central Petroleum Corp	106.0	231.4	1,785.2	33.3%	25.4%	23.5%
11/16/00	07/17/01	Bruckmann Rosser Sherrill & Co	Il Fornaio America Corp	77.5	72.0	125.8	28.9%	23.9%	44.4%
11/13/00	07/20/01	Investor Group	CB Richard Ellis Services	331.5	624.8	1,323.6	21.9%	15.3%	30.6%
11/10/00	01/31/01	HCH Acquisition Corp	Holt’s Cigar Holding Inc	34.8	28.1	34.3	57.1%	44.3%	54.4%
10/25/00	01/02/01	KC Holding Corp(ValueAct)	Kenetech Corp	33.3	10.8	2.1	46.5%	46.5%	42.5%
10/25/00	07/31/01	Investor Group	Uno Restaurant Corp	113.1	168.9	238.4	33.3%	60.8%	43.1%
05/10/00	01/05/01	Investor Group	GZA GeoEnvironmental Tech	24.5	17.5	44.8	2.4%	0.4%	13.8%
			Min	$3.9	$0.4	$2.1	2.4%	0.4%	7.1%
			Mean	207.8	277.2	359.5	34.7%	35.5%	39.1%
			Median	60.1	91.7	108.9	31.8%	32.3%	36.9%
			Max	1,920.4	2,375.3	4,211.6	93.3%	90.5%	94.8%

Note:

Source: SDC, Bloomberg LP and company filings.

Confidential — not for duplication.

-DRAFT-

G. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS

Comparable Going Private Premiums Paid Implied Valuation
(Includes Completed Going Private transactions, January 2001 to Current in which a minority interest was acquired)
($ in millions)

				Parameters				Premium Paid
			Market	Enterprise	LTM	% Interest
Announcement Date	Completion Date	Acquiror	Target	Value	Value	Revenue	Acquired	1 Day	1 Week	1 Month
03/24/03	06/18/03	Management Group	The Judge Group Inc	$14.2	$15.3	$80.8	40.0%	50.0%	41.9%	50.0%
10/11/02	02/28/03	Investor Group	Landair Corp	96.2	99.4	102.5	29.0%	25.0%	31.0%	26.2%
09/03/02	05/30/03	Sandata Acquisition Corp	Sandata Technologies Inc	4.9	6.5	17.2	30.0%	21.6%	21.6%	39.0%
07/26/02	02/28/03	Samuel J Heyman	International Specialty Prods	674.9	1,074.1	834.3	20.0%	4.3%	1.7%	33.8%
05/16/02	08/19/02	IPC Advisors SARL	Balanced Care Corp	8.5	118.7	56.3	46.7%	150.0%	177.8%	150.0%
04/18/02	06/21/02	Westminster Capital Inc	Westminster Capital Inc	22.8	17.2	25.3	19.6%	38.5%	48.9%	49.7%
12/18/01	02/28/02	Preserver Group Inc	Preserver Group Inc	16.5	23.6	99.2	47.1%	36.0%	45.7%	29.2%
11/16/01	03/04/02	Ernest C Garcia II	Ugly Duckling Corp	43.4	464.2	448.6	39.2%	41.8%	42.9%	38.4%
10/01/01	02/13/02	Investor Group	NCH Corp	280.4	262.5	672.8	45.7%	34.0%	33.6%	18.8%
09/18/01	01/14/02	Seneca Investments LLC	Organic Inc	29.4	13.7	90.4	19.3%	13.8%	17.9%	-17.5%
08/01/01	01/18/02	Dwain Neumann	National Home Centers Inc	10.0	25.2	100.6	36.5%	62.2%	55.2%	71.4%
07/03/01	12/31/01	Investor Group	Electronic Retailing Sys Intl	5.6	21.8	5.1	48.3%	85.7%	85.7%	52.9%
06/06/01	12/13/01	Liberty Mutual Insurance Co	Liberty Financial Cos Inc	1,669.1	421.1	1,005.0	30.0%	24.8%	40.1%	40.4%
05/22/01	12/21/01	Investor Group	Quizno’s Corp	26.0	53.4	48.7	32.0%	28.4%	30.1%	28.7%
05/09/01	07/26/02	Investor Group	Pierre Foods Inc	14.5	125.0	232.1	37.0%	53.8%	158.1%	150.0%
11/10/00	01/31/01	HCH Acquisition Corp	Holt’s Cigar Holding Inc	34.8	28.1	34.3	26.0%	57.1%	44.3%	54.4%
			Min	$4.9	$6.5	$5.1	19.3%	4.3%	1.7%	-17.5%
			Mean	184.4	173.1	240.8	34.1%	45.4%	54.8%	51.0%
			Median	24.4	40.8	94.8	34.3%	37.2%	42.4%	39.7%
			Max	1,669.1	1,074.1	1,005.0	48.3%	150.0%	177.8%	150.0%

Note:

Source: SDC, Bloomberg LP and company filings.

Confidential — not for duplication.

-DRAFT-

G. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS

Comparable Going Private Premiums Paid Implied Valuation
(Includes Completed Going Private transactions, January 2001 to
Current with Revenue less than $250 million in which a minority interest was acquired)
($ in millions)

				Parameters				Premium Paid
Announcement	Completion			Market	Enterprise	LTM	% Interest
Date	Date	Acquiror	Target	Value	Value	Revenue	Acquired	1 Day	1 Week	1 Month
03/24/03	06/18/03	Management Group	The Judge Group Inc	$14.2	$15.3	$80.8	40.0%	50.0%	41.9%	50.0%
10/11/02	02/28/03	Investor Group	Landair Corp	96.2	99.4	102.5	29.0%	25.0%	31.0%	26.2%
09/03/02	05/30/03	Sandata Acquisition Corp	Sandata Technologies Inc	4.9	6.5	17.2	30.0%	21.6%	21.6%	39.0%
05/16/02	08/19/02	IPC Advisors SARL	Balanced Care Corp	8.5	118.7	56.3	46.7%	150.0%	177.8%	150.0%
04/18/02	06/21/02	Westminster Capital Inc	Westminster Capital Inc	22.8	17.2	25.3	19.6%	38.5%	48.9%	49.7%
12/18/01	02/28/02	Preserver Group Inc	Preserver Group Inc	16.5	23.6	99.2	47.1%	36.0%	45.7%	29.2%
09/18/01	01/14/02	Seneca Investments LLC	Organic Inc	29.4	13.7	90.4	19.3%	13.8%	17.9%	-17.5%
08/01/01	01/18/02	Dwain Neumann	National Home Centers Inc	10.0	25.2	100.6	36.5%	62.2%	55.2%	71.4%
07/03/01	12/31/01	Investor Group	Electronic Retailing Sys Intl	5.6	21.8	5.1	48.3%	85.7%	85.7%	52.9%
05/22/01	12/21/01	Investor Group	Quizno’s Corp	26.0	53.4	48.7	32.0%	28.4%	30.1%	28.7%
05/09/01	07/26/02	Investor Group	Pierre Foods Inc	14.5	125.0	232.1	37.0%	53.8%	158.1%	150.0%
11/10/00	01/31/01	HCH Acquisition Corp	Holt’s Cigar Holding Inc	34.8	28.1	34.3	26.0%	57.1%	44.3%	54.4%
			Min	$4.9	$6.5	$5.1	19.3%	13.8%	17.9%	-17.5%
			Mean	23.6	45.7	74.4	34.3%	51.8%	63.2%	57.0%
			Median	15.5	24.4	68.6	34.3%	44.3%	45.0%	49.9%
			Max	96.2	125.0	232.1	48.3%	150.0%	177.8%	150.0%

Note:

Source: SDC, Bloomberg LP and company filings.

Confidential — not for duplication.

-DRAFT-

G. COMPARABLE GOING PRIVATE TRANSACTIONS ANALYSIS

Comparable Going Private Premiums Paid Implied Valuation
(Includes Completed Going Private transactions, January 2001 to Current with Premia between 0% — 100% in which a minority interest was acquired)
($ in millions)

				Parameters				Premium Paid
Announcement	Completion			Market	Enterprise	LTM	% Interest
Date	Date	Acquiror	Target	Value	Value	Revenue	Acquired	1 Day	1 Week	1 Month
03/24/03	06/18/03	Management Group	The Judge Group Inc	$14.2	$15.3	$80.8	40.0%	50.0%	41.9%	50.0%
10/11/02	02/28/03	Investor Group	Landair Corp	96.2	99.4	102.5	29.0%	25.0%	31.0%	26.2%
09/03/02	05/30/03	Sandata Acquisition Corp	Sandata Technologies Inc	4.9	6.5	17.2	30.0%	21.6%	21.6%	39.0%
07/26/02	02/28/03	Samuel J Heyman	International Specialty Prods	674.9	1,074.1	834.3	20.0%	4.3%	1.7%	33.8%
04/18/02	06/21/02	Westminster Capital Inc	Westminster Capital Inc	22.8	17.2	25.3	19.6%	38.5%	48.9%	49.7%
12/18/01	02/28/02	Preserver Group Inc	Preserver Group Inc	16.5	23.6	99.2	47.1%	36.0%	45.7%	29.2%
11/16/01	03/04/02	Ernest C Garcia II	Ugly Duckling Corp	43.4	464.2	448.6	39.2%	41.8%	42.9%	38.4%
10/01/01	02/13/02	Investor Group	NCH Corp	280.4	262.5	672.8	45.7%	34.0%	33.6%	18.8%
08/01/01	01/18/02	Dwain Neumann	National Home Centers Inc	10.0	25.2	100.6	36.5%	62.2%	55.2%	71.4%
07/03/01	12/31/01	Investor Group	Electronic Retailing Sys Intl	5.6	21.8	5.1	48.3%	85.7%	85.7%	52.9%
06/06/01	12/13/01	Liberty Mutual Insurance Co	Liberty Financial Cos Inc	1,669.1	421.1	1,005.0	30.0%	24.8%	40.1%	40.4%
05/22/01	12/21/01	Investor Group	Quizno’s Corp	26.0	53.4	48.7	32.0%	28.4%	30.1%	28.7%
11/10/00	01/31/01	HCH Acquisition Corp	Holt’s Cigar Holding Inc	34.8	28.1	34.3	26.0%	57.1%	44.3%	54.4%
			Min	$4.9	$6.5	$5.1	19.6%	4.3%	1.7%	18.8%
			Mean	223.0	193.3	267.3	34.1%	39.2%	40.2%	41.0%
			Median	26.0	28.1	99.2	32.0%	36.0%	41.9%	39.0%
			Max	1,669.1	1,074.1	1,005.0	48.3%	85.7%	85.7%	71.4%

Note:

Source: SDC, Bloomberg LP and company filings.

Confidential — not for duplication.

-DRAFT-

ADDENDUM A — Analysis of Project Tigers’ Relative Stock Performance

Note:

Source: FactSet.

Confidential — not for duplication.

-DRAFT-

ADDENDUM A — Analysis of Project Tigers’ Relative Stock Performance

Confidential — not for duplication.

-DRAFT-

ADDENDUM A — Analysis of Project Tigers’ Relative Stock Performance

Confidential — not for duplication.

-DRAFT-

ADDENDUM A — Analysis of Project Tigers’ Relative Stock Performance

Confidential — not for duplication.

-DRAFT-

ADDENDUM A — Analysis of Project Tigers’ Relative Stock Performance

Confidential — not for duplication.

-DRAFT-

ADDENDUM B — Analysis of Risk Free Rate

Confidential — not for duplication.

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ADDENDUM C — Analysis of Project Tigers’ Beta and Trading Volume

Project Tigers’ Historical Average Beta and Daily Trading Volume
(Average data as of September 12, 2003)

	1 Week	1 Month	3 Months	6 Months	1 Year
Average Beta	2.33	1.13	1.21	0.45	0.20
Average Daily	1,800	2,000	1,472	1,202	1,502
Trading Volume

Confidential — not for duplication.

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Valuation Findings as
Presented to the

Special Committee of the
Board of Directors
of
Project Tigers

September __, 2003

Legg Mason Wood Walker

Incorporated

Confidential- not for duplication.

-DRAFT-

Independence of Research

Legg Mason prohibits its employees from directly or indirectly offering a favorable research rating or specific price target, or offering to change a rating or price target, as consideration or inducement for the receipt of business or for compensation.

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TABLE OF CONTENTS

I.	Introduction

A.	Legg Mason’s Engagement

B.	Overview of Project Tigers

II.	Valuation Analysis

A.	Summary Analysis

B.	Purchase Price Ratio Matrix

C.	Comparable Public Company Analysis

D.	Comparable M&A Transactions Analysis

E.	Discounted Cash Flow Analysis

F.	Leveraged Buyout Analysis

G.	Comparable Going Private Transaction Analysis

Addendum

A.	Analysis of Project Tigers’ Relative Stock Performance

B.	Analysis of Risk Free Rate

C.	Analysis of Project Tigers’ Beta and Trading Volume

Confidential — not for duplication.